EMPLOYMENT AGREEMENT--ROBERT G. SARVER
                     --------------------------------------


         AGREEMENT, dated as of October 1, 1998, by and between Grossmont Bank ("Grossmont") (the "Employer"), a subsidiary of Zions Bancorporation ("Zions"), and Robert G. Sarver (the "Employee").

         IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

         1. EMPLOYMENT.

         (a) Employer hereby agrees to employ Employee, and Employee agrees to serve as an employee of Grossmont during the Period of Employment, as defined in
Section 2, in such capacity as is set forth herein and initially as President and Chief Executive Officer of Grossmont with the duties and responsibilities as shall be specified in the ByLaws of Grossmont.

         (b) If at any time during the Period of Employment, the Employer fails, without Employee's consent, to cause Employee to be elected or re-elected as President and Chief Executive Officer of Grossmont, or removes Employee from such offices, or if at any time during the Period of Employment, Employee shall fail to be vested by the Board of Directors of Grossmont with the power and authority of President and Chief Executive Officer of Grossmont or Employee shall lose any significant duties or responsibilities attending such offices, Employee shall have the right by written notice to Employer to terminate his services hereunder, effective as of the last day of the third month after the month of receipt by Employer of the written notice (or such earlier day as shall be mutually agreed), in which event the Period of Employment, as hereinafter defined, shall so terminate on the last day of such month; termination under these circumstances shall be deemed pursuant to paragraph (a) of Section 6 hereof as a termination by Employer other than for "material breach" or "just cause" with all the consequences which flow from such termination.

         (c) If Zions proposes to be acquired in a merger or other business combination, or Zions proposes to sell all of its shares of common stock in Grossmont, both as




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permitted by Section 10.5 of the Shareholder Agreement, dated as of October 1,
1998, among Zions, Employee in his capacity as Trustee of the Robert G. Sarver Separate Property Trust dated September 29, 1997 and the Partnership named therein, Employee shall have the right by written notice to Employer to terminate his services hereunder, effective as of the last day of the third month after the month of receipt by Employer of the written notice (or such earlier date as shall be mutually agreed), in which event the Period of Employment, as hereinafter defined, shall so terminate on the last day of such month; termination under these circumstances shall be deemed pursuant to paragraph (a) of Section 6 hereof as termination by Employer other than for "material breach" or "just cause" with all the consequences which flow from such termination.

         (d) If Employee exercises Employee's right of termination under either paragraphs (b) or (c), Employee shall resign voluntarily as an employee of Employer and any of its affiliates on the date Employee's termination of employment becomes effective as provided for in the preceding paragraph.

         2. PERIOD OF EMPLOYMENT.

         The "Period of Employment" shall be the period commencing on the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated as of March 25, 1998, by and among Zions, The Sumitomo Bank of California and SBC Acquisition Corp., a merger vehicle subsidiary of Employer) and ending on December 31, 2002.

         3. DUTIES DURING THE PERIOD OF EMPLOYMENT.

         Employee shall devote a majority of Employee's business time, attention and best efforts to the affairs of Employer and the parent company and subsidiaries of Employer during the Period of Employment, PROVIDED, HOWEVER, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of other organizations (as Employer may from time to time agree to), and personal investments and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement or


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conflict in any material way with the business of Employer
and its subsidiaries.

         4. CURRENT CASH COMPENSATION.

         (a) BASE ANNUAL SALARY.

         Employer will pay (or cause to be paid) to Employee during the Period of Employment a base annual salary of $400,000 per annum, payable in monthly installments during each fiscal year, or portion thereof, of the Period of Employment. It is agreed between the parties that Employer shall review the base annual salary as of January 1, 2000 and annually thereafter and in light of such review may, in the discretion of the Board of Directors of Employer (but shall not be obligated to), increase such base annual salary taking into account any change in Employee's then responsibilities, increases in the cost of living (including effective tax-rate increases), increases in compensation of other executives of Employer and its subsidiaries, increases in salaries of executives of other corporations, performance by Employee, and other pertinent factors.

         (b) DISCRETIONARY BONUS.

         During the Period of Employment, Employee shall be considered annually by the Executive Compensation Committee of the Board of Directors of Zions for a discretionary bonus payment by Grossmont made in accordance with the compensation policies of Zions as presently in effect or as they may be modified by Zions from time to time, taking into account the performance of Grossmont and bonuses awarded to other individuals holding similar positions in Zions or in subsidiaries of Zions.

         5. OTHER EMPLOYEE BENEFITS.

         (a) VACATION AND SICK LEAVE.

         Employee shall be entitled to paid annual vacation periods and to sick leave in accordance with the policies of Zions as in effect as of the date hereof or as may be modified by Zions from time to time as may be applicable to officers of Employee's rank employed by Zions or its subsidiaries.



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         (b) VALUE-SHARING PLAN AND INCENTIVE STOCK PLAN.

         Employee shall be entitled to receive units of participation under the Value-Sharing Plan of Grossmont and stock options under the Incentive Stock Option Plan of Zions, as each is in effect as of the date hereof or as may be modified by Grossmont or Zions, as the case may be, from time to time, in such amounts and upon such terms as may be prescribed by the Executive Compensation Committee of the Board of Directors of Grossmont with respect to the Value-Sharing Plan and the Executive Compensation Committee of the Board of Directors of Zions with respect to the Incentive Stock Option Plan, in the sole discretion of each Committee and, in the case of the Incentive Stock Option Plan, as is comparable to options granted to other individuals holding similar positions in Zions or in subsidiaries of Zions.

         (c) EMPLOYEE BENEFIT PLANS OR ARRANGEMENTS.

         Employee shall be entitled to participate in all employee benefit plans of Zions, as presently in effect or as they may be modified by Zions from time to time, under such terms as may be applicable to officers of Employee's rank employed by Zions or its subsidiaries, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

         (d) EXPENSES.

         Employee shall be reimbursed for reasonable travel and other expenses incurred or paid by Employee in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Zions as are in effect as of the date hereof and as may be modified by Zions from time to time, under such terms as may be applicable to officers of Employee's rank employed by Zions or its subsidiaries.

         6. TERMINATION.

          (a)  TERMINATION BY EMPLOYER OTHER THAN FOR
               MATERIAL BREACH OR JUST CAUSE.



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         If Employer should terminate the Period of Employment for other than material breach or just cause, as herein defined, or if Employee should terminate the Period of Employment pursuant to paragraphs (b) or (c) of Section 1, in addition to all other benefits, if any, payable as provided for hereunder, Employer shall forthwith cause to be paid to Employee an amount equal to the sum of (a) the result of multiplying (i) the base annual salary payable to Employee pursuant to paragraph (a) of Section 4 as of the date of termination of the Period of Employment by (ii) the number of years (and fractions thereof) then remaining in the Period of Employment and (b) the result of multiplying (i) the average of the bonuses payable to Employee pursuant to paragraph (b) of Section 4 or otherwise during the three fiscal years immediately preceding the date of termination of the Period of Employment by (ii) the number of years (and fractions thereof) then remaining in the Period of Employment.

         "Material breach" and "just cause" shall mean the continual failure by Employee to perform substantially his duties with Employer (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by the Secretary of the Board of Directors of Employer or the Chief Executive Officer of Zions; conviction of a felony; habitual drunkenness; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from the Board of Directors followed by a repetition of such excessive absenteeism; dishonesty; or continuous conflicts of interest after notice in writing from the Board of Directors. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for material breach or just cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire incumbent membership of the Board of Directors of Employer at a meeting of the Board of Directors called and held (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board of Directors) for the purpose of determining whether in the good faith opinion of the Board of Directors Employer has just cause to terminate Employee's employment.



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          (b)  TERMINATION BY EMPLOYER FOR MATERIAL BREACH OR JUST CAUSE.

         If Employer should terminate the Period of Employment for material breach or just cause, as herein defined, Employee will be entitled to be paid the base annual salary otherwise payable to Employee under paragraph (a) of
Section 4 through the end of the month in which the Period of Employment is terminated.

          (c) TERMINATION BY EMPLOYEE OTHER THAN PURSUANT TO EMPLOYEE'S RIGHT OF TERMINATION PURSUANT TO SECTIONS 1(B) OR (C) HEREOF.

         If Employee should terminate the Period of Employment other than pursuant to Sections 1(b) or (c), Employee will be entitled to be paid the base annual salary otherwise payable to Employee under paragraph (a) of Section 4 to the end of the month in which the Period of Employment is terminated.

         If upon 90 days' written notice to Employer Employee should terminate the Period of Employment other than pursuant to Employee's right of termination pursuant to Sections 1(b) or (c) hereof, then from the date of termination until the earlier of the second anniversary of the date of termination or the end of the Non-Competition Period (as defined herein), Employee will be entitled to be paid $50,000 on an annual basis payable in monthly installments during each fiscal year, or portion thereof, in such time period.

         7. NON-DISCLOSURE.

         Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential information or proprietary data of Employer and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

         8. NONCOMPETITION AGREEMENT.

         (a) Employee hereby agrees that from the Effective Date until (i) the fifth anniversary of the


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Effective Date or (ii) in the event that the Period of Employment is terminated pursuant to Section 6 hereof the earlier of the fifth anniversary of the Effective Date or the second anniversary of the date of such termination (the "Non-Competition Period"), Employee will not (i) engage in the banking business other than on behalf of Employer or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Employer or its affiliates) engaged in the banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Employer or Zions or any of their affiliates to engage in any action prohibited under (i) or (ii) of this Section 8(a); provided that the ownership by Employee as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on The Nasdaq Stock Market, or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Employee's obligations under this Section 8(a).

         (b) Employee acknowledges and agrees that irreparable injury will result to Employer and Zions in the event of a breach of any of the provisions of this Section 8 (the "Designated Provisions") and that Employer and Zions will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Employer or Zions may have, Employer and Zions shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in San Diego, California, to restrain the violation or breach thereof by Employee or any affiliates, agents, or any other persons acting for or with Employee in any capacity whatsoever, and Employee submits to the jurisdiction of such court in any such action.

         (c) It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement


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is sought. Accordingly, if any particular provision of this Section 8 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 8 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Employer and Zions, to the fullest extent permitted by applicable law, the benefits intended by this
Section 8.

         (d) As used herein, "Designated Area" shall mean each of the counties in the State of California.

         9. LIFE INSURANCE.

         In light of the unusual abilities and experience of Employee, Employer and Zions in their discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amount in such form as Employer and Zions may choose. Employer or Zions shall make all payments for such insurance and shall receive all benefits from it. Employee shall have no interest whatsoever in any such policy or policies but, at the request of Employer or Zions shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which Employer or Zions has applied for insurance.

         10. REPRESENTATIONS AND WARRANTIES.

         (a) Employee represents and warrants to Employer that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Employee is or has been a party.

         (b) Employee shall indemnify, defend, and hold harmless Employer and Zions for, from and against any and all losses, claims, suits, damages, expenses, or


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liabilities, including court costs and counsel fees, which Employer or Zions has incurred or to which Employer or Zions may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Employee in section 10(a) hereof to be true and correct when made.

         11. INDEMNIFICATION. At all times during the Period of Employment, Employer's Articles of Incorporation and Bylaws shall provide for the indemnification of Employee against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, relating to Employee's actions as a director and/or officer of Employer, and to the advancement of expenses as incurred in connection therewith, to the fullest extent permissible under California law and the Federal Deposit Insurance Act. To the extent commercially available at a cost appropriate for the anticipated benefits, either Zions or Employer shall maintain in effect policies of directors' and officers' liability insurance comparable to the policies maintained by GB Bancorporation, the former owner of all the outstanding voting common stock of the Employer, prior to the acquisition of GB Bancorporation by Zions, at all times during the Period of Employment.

         12. GOVERNING LAW.

         (a) This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of California. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

         (b) Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be


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referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in San Diego, California. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         13. NOTICES.

         All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed, in the case of:


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                    (a)  Employee, to:

                              Robert G. Sarver
                              Southwest Value Partners
                              4275 Greens Place
                              Wilson, Wyoming  83014
                              Telecopy:  (619) 239-7999

                    (b)  Employer, to:

                              Grossmont Bank
                              4320 La Jolla Village Drive, Suite 270
                              San Diego, California 92122

                              Attention: Jeffrey W. Hill
                              Telecopy:  (619) 552-0463

         In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed fax (with telephone confirmation of receipt).

         14. MISCELLANEOUS.

         (a) ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Employer and its successors.

         (b) WITHHOLDING TAXES.

         All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.


                                        GROSSMONT BANK


                                        By: /s/ Allan W. Severson
                                            -----------------------------------
                                            Name: Allan W. Severson
                                            Title: President



                                            /s/ Robert G. Sarver
                                            -----------------------------------
                                             Robert G. Sarver

Agreed as to the obligations
of Zions Bancorporation
hereinabove



By: /s/ Dale M. Gibbons
    ------------------------------
    Name:  Dale M. Gibbons
    Title: Senior Vice President
           and Chief Financial Officer


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